Certified Public Accountants	Rothstein, Kass & Company, P.C. 4 Becker Farm Road Roseland, NJ 07068 tel 973.994.6666 fax 973.994.0337 www.rkco.com	Beverly Hills Dallas Denver Grand Cayman New York Roseland San Francisco Walnut Creek

Rothstein Kass

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 29, 2007 relating to the financial statements of Brand and Services Acquisition Corp., and to the reference to our Firm under the caption ‘‘Experts’’ in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
July 3, 2007